Exhibit 99.1

LifePoint Health Reports Fourth Quarter and Year-End 2016 Results

Revenue Increased 22% in 2016

Company Issues 2017 Guidance

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 17, 2017--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2016.

For the fourth quarter ended December 31, 2016, consolidated revenues were $1,605.2 million, up 17.1% from $1,370.7 million for the same period last year, primarily as a result of the Company’s recent acquisitions. Net income for the fourth quarter ended December 31, 2016, was $46.6 million, down $8.8 million, or 16.1%, compared with net income of $55.4 million for the same period last year. Net income for the fourth quarter ended December 31, 2016, includes accelerated depreciation expense of $1.5 million, or $0.9 million net of income taxes, for the existing Marquette General Hospital because of the Company’s commitment to construct a new replacement hospital. Net income for the fourth quarter ended December 31, 2015, includes a bargain purchase gain of $4.0 million, or $2.5 million net of income taxes, related to the final valuation of an acquired hospital.

Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the fourth quarter ended December 31, 2016, decreased to $1.07 compared with $1.16 for the same period last year. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the fourth quarter ended December 31, 2016, were negatively impacted by $0.02 per share as a result of Marquette General Hospital accelerated depreciation expense. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the fourth quarter ended December 31, 2015, were benefited by $0.05 per share as a result of the aforementioned bargain purchase gain related to the final valuation of an acquired hospital. When adjusted to exclude these two items, adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the fourth quarter of 2016 decreased slightly to $1.09 compared with $1.11 for the same period last year, primarily as a result of an anticipated decrease in electronic health record incentive income and higher depreciation and interest expense associated with the Company’s recent acquisitions.

For the year ended December 31, 2016, consolidated revenues were $6,364.0 million, up 22.0% from $5,214.3 million for the prior year, primarily as a result of the Company’s recent acquisitions. Net income for the year ended December 31, 2016, was $131.8 million, down $61.2 million, or 31.8%, compared with net income of $193.0 million for the prior year. Net income for the year ended December 31, 2016, includes charges of $24.7 million, or $15.5 million net of income taxes, related to cardiology-related lawsuits, $22.0 million, or $13.7 million net of income taxes, for debt transaction costs, $6.2 million, or $3.9 million net of income taxes, for Marquette General Hospital accelerated depreciation expense, and an impairment charge of $1.2 million, or $0.8 million net of income taxes, related to the write-off of certain capital assets. Net income for the year ended December 31, 2015, includes a bargain purchase gain of $4.0 million, or $2.5 million net of income taxes, and impairment charges of $13.8 million, or $8.9 million net of income taxes.

Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the year ended December 31, 2016, decreased to $2.82 compared with $3.95 for the prior year. Diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the year ended December 31, 2016, were negatively impacted by a total of $0.79 per share as a result of a combination of cardiology-related lawsuits, debt transaction costs, Marquette General Hospital accelerated depreciation expense, and an impairment charge. Similarly, diluted earnings per share attributable to LifePoint Health Inc. stockholders for the year ended December 31, 2015, were negatively impacted by a total of $0.14 per share as a result of impairment charges, partially offset by a bargain purchase gain. When adjusted to exclude these various items, adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders for 2016 decreased to $3.61 compared with $4.09 for the prior year, primarily as a result of an anticipated decrease in electronic health record incentive income and higher depreciation and interest expense associated with the Company’s recent acquisitions. Additional information regarding adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders, including uses by management and others and a reconciliation to diluted earnings per share attributable to LifePoint Health, Inc. stockholders, is set forth in this release under the section titled “Unaudited Supplemental Information.”

Finally, Adjusted EBITDA for the fourth quarter ended December 31, 2016, increased by 6.8% to $196.8 million compared with Adjusted EBITDA of $184.2 million for the same period last year, and Adjusted Normalized EBITDA for the year ended December 31, 2016, increased 5.8% to $746.5 million compared with Adjusted Normalized EBITDA of $705.7 million for the prior year. Adjusted Normalized EBITDA for the year ended December 31, 2016, has been adjusted to exclude the impact of $24.7 million in charges related to cardiology-related lawsuits recognized during the first quarter of 2016. Additional information regarding Adjusted EBITDA and Adjusted Normalized EBITDA, including definitions, uses by management and others and a reconciliation to net income, is set forth in this release under the section titled “Unaudited Supplemental Information.”

Commenting on the results, William F. Carpenter III, Chairman and Chief Executive Officer of LifePoint Health, said, “We are pleased with our fourth quarter results that contributed to a solid second half of 2016 in which we saw sequential volume improvement and margin expansion. We are well-positioned going into 2017 as our pipeline for acquisitions remains strong, and we believe the current environment may create even more opportunity as change occurs. We remain committed to focusing on quality and patient safety, as we execute on our strategic priorities and prudently allocate capital to drive value for our shareholders.”

The Company also issued the following guidance for 2017:

Estimated Net Revenue	$6.5 - $6.6 billion
Estimated Adjusted EBITDA	$785 - $815 million
Estimated Diluted EPS	$4.05 - $4.34
Estimated Volume and Rate:
Equivalent Admissions	0.5% - 1.0%
Revenue Per Equivalent Admission	1.5% - 2.5%

Guidance for 2017 excludes, if applicable, the estimated impact of future acquisitions, as well as the impact of items that are non-operational in nature, including items such as, but not limited to, gains or losses on early debt retirement, impairments of long-lived assets and share repurchases. This guidance is also subject to certain risks, including those as set forth in the Company’s “Important Legal Information.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s fourth quarter and year-end 2016 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Friday, February 17, 2017, beginning at 10:00 a.m. Eastern Time.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

Important Legal Information. Certain statements contained in this release, including LifePoint's guidance for the year ended December 31, 2017, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible repeal and replacement of the Affordable Care Act, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RACs) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors and risks associated with consolidation among commercial insurance companies and shifts to insurance plans with narrow networks, high deductibles or high co-payments; (v) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; (vi) our ability to successfully integrate acquired facilities into our ongoing operations and to achieve the anticipated financial results and synergies from such acquisitions, individually or in the aggregate; (vii) the deterioration in the collectability of “bad debt” and “patient due” accounts, and the number of individuals without insurance coverage (or who are underinsured) who seek care at our facilities; (viii) industry emphasis on value-based purchasing and bundled payment arrangements; (ix) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (x) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xi) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our facilities in such market; (xii) the application and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiii) risks due to cybersecurity attack or security breach and our access to personal information of patients and employees; (xiv) our ability to successfully implement enterprise-wide information technology systems; (xv) payor controls designed to reduce inpatient services; (xvi) our ability to generate sufficient cash flow to fund all of our capital expenditure programs and commitments; (xvii) adverse events in states where a large portion of our revenues are concentrated; (xviii) liabilities resulting from potential malpractice and related legal claims brought against our facilities or the healthcare providers associated with, or employed by, such facilities or affiliated entities; (xix) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and their ability to do so effectively; (xx) our ability to acquire healthcare facilities on favorable terms and the business risks, unknown or contingent liabilities and other costs associated therewith; and (xxi) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	Three Months Ended				Years Ended
	December 31,				December 31,
	2016		2015		2016		2015
		% of		% of		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	Revenues	Amount	Revenues
Revenues before provision for doubtful accounts	$1,835.4		$1,570.7		$7,273.6		$6,014.4
Provision for doubtful accounts	230.2		200.0		909.6		800.1
Revenues	1,605.2	100.0%	1,370.7	100.0%	6,364.0	100.0%	5,214.3	100.0%

Salaries and benefits	766.4	47.7	652.7	47.6	3,047.4	47.9	2,496.9	47.9
Supplies	273.3	17.0	218.4	15.9	1,066.6	16.8	815.0	15.6
Other operating expenses	378.8	23.6	330.9	24.2	1,558.1	24.5	1,246.4	24.0
Other income	(10.1)	(0.6)	(15.5)	(1.1)	(29.9)	(0.5)	(49.7)	(1.0)
Depreciation and amortization	87.5	5.5	71.9	5.2	344.6	5.5	279.0	5.3
Interest expense, net	36.4	2.3	29.7	2.2	149.2	2.3	114.4	2.2
Debt transaction costs	–	–	–	–	22.0	0.3	–	–
Impairment charges	–	–	–	–	1.2	–	13.8	0.3
Other non-operating gain	–	–	(4.0)	(0.3)	–	–	(4.0)	(0.1)
	1,532.3	95.5	1,284.1	93.7	6,159.2	96.8	4,911.8	94.2

Income before income taxes	72.9	4.5	86.6	6.3	204.8	3.2	302.5	5.8
Provision for income taxes	26.3	1.6	31.2	2.3	73.0	1.1	109.5	2.1
Net income	46.6	2.9	55.4	4.0	131.8	2.1	193.0	3.7
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(2.7)	(0.2)	(2.4)	(0.1)	(9.9)	(0.2)	(11.1)	(0.2)
Net income attributable to LifePoint Health, Inc.	$43.9	2.7%	$53.0	3.9%	$121.9	1.9%	$181.9	3.5%

Weighted average shares outstanding - basic	40.0		43.4		42.0		43.9
Effect of dilutive stock options and other stock-based awards	1.1		2.2		1.2		2.2
Weighted average shares outstanding - diluted	41.1		45.6		43.2		46.1

Earnings per share attributable to LifePoint Health, Inc. stockholders:

Basic	$1.10		$1.22		$2.90		$4.14
Diluted	$1.07		$1.16		$2.82		$3.95

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Dollars in millions

	Dec. 31,	Dec. 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$96.1	$284.0
Accounts receivable, less allowances for doubtful accounts of $891.2 and $796.8 at December 31, 2016 and 2015, respectively	912.7	743.7
Inventories	154.3	127.7
Prepaid expenses	71.9	50.8
Other current assets	80.3	59.8
	1,315.3	1,266.0
Property and equipment:
Land	191.6	162.8
Buildings and improvements	2,601.6	2,272.3
Equipment	2,237.7	1,767.8
Construction in progress	178.3	119.4
	5,209.2	4,322.3
Accumulated depreciation	(2,142.4)	(1,840.0)
	3,066.8	2,482.3
Intangible assets, net	80.3	70.6
Other long-term assets	78.7	510.4
Goodwill	1,777.9	1,667.5
Total assets	$6,319.0	$5,996.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$261.2	$164.3
Accrued salaries	212.9	206.0
Income taxes payable	47.8	28.9
Other current liabilities	244.0	194.5
Current maturities of long-term debt	22.3	25.0
	788.2	618.7
Long-term debt, net	2,892.0	2,643.8
Deferred income taxes	50.0	94.4
Long-term portion of reserves for self-insurance claims	161.5	154.7
Other long-term liabilities	85.2	72.8
Total liabilities	3,976.9	3,584.4

Redeemable noncontrolling interests	113.7	103.6

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,584.2	1,556.4
Accumulated other comprehensive loss	(2.8)	(2.7)
Retained earnings	1,776.9	1,655.0
Common stock in treasury, at cost	(1,178.6)	(945.5)
Total LifePoint Health, Inc. stockholders’ equity	2,180.4	2,263.9
Noncontrolling interests	48.0	44.9
Total equity	2,228.4	2,308.8
Total liabilities and equity	$6,319.0	$5,996.8

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$46.6	$55.4	$131.8	$193.0
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	6.4	7.6	29.4	30.0
Depreciation and amortization	87.5	71.9	344.6	279.0
Amortization of physician minimum revenue guarantees	2.4	2.7	9.9	12.0
Amortization of debt issuance costs, discounts and premium	1.2	1.3	5.4	5.1
Debt transaction costs	–	–	22.0	–
Impairment charges	–	–	1.2	13.8
Other non-operating gain	–	(4.0)	–	(4.0)
Deferred income taxes	3.0	(17.5)	(44.7)	(14.4)
Reserve for self-insurance claims, net of payments	(2.3)	2.4	25.4	17.9
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(18.4)	3.5	(123.7)	38.7
Inventories, prepaid expenses and other current assets	(29.8)	(32.4)	(24.8)	19.9
Accounts payable, accrued salaries and other current liabilities	(13.4)	(30.1)	45.7	(24.7)
Income taxes payable/receivable	21.4	23.7	18.9	61.9
Other	(2.1)	0.3	(5.9)	(1.1)
Net cash provided by operating activities	102.5	84.8	435.2	627.1

Cash flows from investing activities:
Purchases of property and equipment	(173.2)	(121.3)	(399.5)	(274.7)
Acquisitions, net of cash acquired	(0.8)	(444.9)	(121.1)	(619.4)
Proceeds from sale of hospital	–	–	–	18.8
Other	0.5	(1.5)	(0.1)	(1.0)
Net cash used in investing activities	(173.5)	(567.7)	(520.7)	(876.3)

Cash flows from financing activities:
Proceeds from borrowings	–	500.0	1,350.0	500.0
Payments of borrowings	(4.3)	(5.6)	(1,186.3)	(16.9)
Repurchases of common stock	(74.1)	(32.5)	(233.1)	(134.5)
Payments of debt financing costs	–	(6.9)	(30.0)	(7.2)
Proceeds from exercise of stock options	9.8	0.4	12.1	11.5
Other	(5.2)	(1.7)	(15.1)	(11.2)
Net cash (used in) provided by financing activities	(73.8)	453.7	(102.4)	341.7

Change in cash and cash equivalents	(144.8)	(29.2)	(187.9)	92.5
Cash and cash equivalents at beginning of period	240.9	313.2	284.0	191.5
Cash and cash equivalents at end of period	$96.1	$284.0	$96.1	$284.0

Supplemental disclosure of cash flow information:
Interest payments	$62.1	$47.6	$138.8	$103.2
Capitalized interest	$1.5	$0.9	$5.1	$2.2
Income tax payments, net	$1.8	$25.0	$98.6	$62.0

LIFEPOINT HEALTH, INC.
UNAUDITED STATISTICS

	Three Months Ended			Years Ended
	December 31,			December 31,
			%			%
	2016	2015	Change	2016	2015	Change
Consolidated: (1)
Number of hospitals	72	67	7.5%	72	67	7.5%
Admissions	68,674	59,219	16.0	274,611	236,474	16.1
Equivalent admissions (2)	178,072	157,280	13.2	717,009	617,434	16.1
Revenues per equivalent admission	$9,014	$8,715	3.4	$8,876	$8,445	5.1
Medicare case mix index	1.50	1.47	2.0	1.49	1.43	4.2
Average length of stay (days)	4.9	4.9	-	4.9	4.9	-
Inpatient surgeries	18,810	16,635	13.1	77,121	65,432	17.9
Outpatient surgeries	70,739	63,013	12.3	283,127	243,820	16.1
Total surgeries	89,549	79,648	12.4	360,248	309,252	16.5
Emergency room visits	414,089	371,508	11.5	1,689,119	1,477,113	14.4
Outpatient factor (2)	2.59	2.65	(2.3)	2.61	2.61	-

Same-hospital: (3)
Number of hospitals	67	67	-%	63	63	-%
Admissions	58,683	59,219	(0.9)	220,906	227,522	(2.9)
Equivalent admissions (2)	156,214	157,280	(0.7)	588,714	594,060	(0.9)
Revenues per equivalent admission	$8,840	$8,715	1.4	$8,756	$8,509	2.9
Medicare case mix index	1.46	1.47	(0.7)	1.47	1.43	2.8
Average length of stay (days)	4.9	4.9	-	5.0	5.0	-
Inpatient surgeries	15,635	16,635	(6.0)	60,004	62,493	(4.0)
Outpatient surgeries	62,621	63,013	(0.6)	234,255	233,315	0.4
Total surgeries	78,256	79,648	(1.7)	294,259	295,808	(0.5)
Emergency room visits	362,479	371,508	(2.4)	1,407,924	1,427,307	(1.4)
Outpatient factor (2)	2.66	2.65	0.4	2.67	2.61	2.3

(1)	Consolidated information includes the results of the Company’s health support center, its same-hospital operations and the results of its recent acquisitions. Additionally, consolidated information includes the results of the Company’s hospitals that have previously been disposed.

(2)	Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. The Company computes equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)	Same-hospital information includes the results of the Company’s health support center and the same 67 hospitals operated during the three months ended December 31, 2016 and 2015, and the same 63 hospitals operated during the years ended December 31, 2016 and 2015. Same-hospital information excludes the Company’s hospitals that have previously been disposed.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; debt transaction costs; impairment charges; other non-operating gain; provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. Additionally, Adjusted Normalized EBITDA has been adjusted to exclude the impact of $24.7 million in charges related to cardiology-related lawsuits recognized during the first quarter of 2016. LifePoint’s management and Board of Directors use Adjusted EBITDA and Adjusted Normalized EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA and Adjusted Normalized EBITDA are measures of performance used by some investors, equity analysts, rating agencies and lenders to make informed decisions as to, among other things, the Company’s ability to incur and service debt and make capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Adjusted Normalized EBITDA are used by some investors and equity analysts to estimate current or prospective enterprise value. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered as measures of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA and Adjusted Normalized EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance. Because Adjusted EBITDA and Adjusted Normalized EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, Adjusted EBITDA and Adjusted Normalized EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income as reflected in the unaudited condensed consolidated statements of operations to Adjusted EBITDA and Adjusted Normalized EBITDA:

	Three Months Ended December 31,				Years Ended December 31,
	2016		2015		2016		2015
		% of		% of		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	Revenues	Amount	Revenues
Net income	$46.6	2.9%	$55.4	4.0%	$131.8	2.1%	$193.0	3.7%
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(2.7)	(0.2)	(2.4)	(0.1)	(9.9)	(0.2)	(11.1)	(0.2)
Net income attributable to LifePoint Health, Inc.	43.9	2.7	53.0	3.9	121.9	1.9	181.9	3.5

Add: Depreciation and amortization	87.5	5.5	71.9	5.2	344.6	5.5	279.0	5.3
Interest expense, net	36.4	2.3	29.7	2.2	149.2	2.3	114.4	2.2
Debt transaction costs	–	–	–	–	22.0	0.3	–	–
Impairment charges	–	–	–	–	1.2	–	13.8	0.3
Other non-operating gain	–	–	(4.0)	(0.3)	–	–	(4.0)	(0.1)
Provision for income taxes	26.3	1.6	31.2	2.3	73.0	1.1	109.5	2.1
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	2.7	0.2	2.4	0.1	9.9	0.2	11.1	0.2
Adjusted EBITDA	196.8	12.3	184.2	13.4	721.8	11.3	705.7	13.5
Add: Cardiology-related lawsuits	–	–	–	–	24.7	0.4	–	–
Adjusted Normalized EBITDA	$196.8	12.3%	$184.2	13.4%	$746.5	11.7%	$705.7	13.5%

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)
Dollars in millions

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, LifePoint’s management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that some investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders as a supplement to its comparable GAAP measure of diluted earnings per share attributable to LifePoint Health, Inc. Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered in isolation or as an alternative to diluted earnings per share attributable to LifePoint Health, Inc. stockholders as presented in the condensed consolidated financial statements.

The following table reconciles diluted earnings per share attributable to LifePoint Health, Inc. stockholders as reflected in the unaudited condensed consolidated statements of operations to adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
Diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$1.07	$1.16	$2.82	$3.95
Adjust: Cardiology-related lawsuits	–	–	0.36	–
Debt transaction costs	–	–	0.32	–
Impairment charges	–	–	0.02	0.19
Other non-operating gain	–	(0.05)	–	(0.05)
Marquette General Hospital accelerated depreciation expense	0.02	–	0.09	–
Adjusted diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$1.09	$1.11	$3.61	$4.09

The following table reconciles net income to Estimated Adjusted EBITDA as presented for the Company’s 2017 guidance ranges:

	Low	High
	End	End
Net income	$181.8	$194.4
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	13.5	14.0
Net income attributable to LifePoint Health, Inc.	168.3	180.4
Add: Depreciation and amortization	350.0	360.0
Interest expense, net	150.0	150.0
Provision for income taxes	103.2	110.6
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	13.5	14.0
Adjusted EBITDA	$785.0	$815.0

CONTACT:
LifePoint Health, Inc.
Michael S. Coggin, 615-920-7000
Executive Vice President and Chief Financial Officer